EXHIBIT 10.14


                                    AGREEMENT
                                    ---------

     THIS AGREEMENT ("Agreement") made as of the 1st of July, 1997, between SOVEREIGN BANCORP, INC., a Pennsylvania business corporation and savings and loan holding company ("Sovereign"), and JOSEPH P. CAMPANELLI, an individual (the "Executive").

                                   WITNESSETH:
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     WHEREAS, Sovereign Bank, a federal savings bank (the "Bank"), is a wholly-owned subsidiary of Sovereign;

     WHEREAS, concurrently with the execution of this Agreement, the Bank is executing an asset purchase agreement (the "Asset Purchase Agreement") with Fleet Financial Group, Inc. ("Fleet"), and various affiliates (collectively, the "Sellers"), relating to the purchase of certain assets and the assumption of certain liabilities by the Bank, comprising the indirect consumer auto loan business (the "Business") of the Sellers;

     WHEREAS, Sovereign and the Executive desire to enter into an agreement regarding, among other things, the continued employment of the Executive by Sovereign in the Bank's Auto Finance Division.

                                   AGREEMENT:
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     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Employment. Sovereign hereby employs the Executive, and the Executive
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hereby accepts employment with the Bank, on the terms and conditions set forth in this Agreement. Sovereign agrees that the Executive will not be required to relocate his office more than fifty (50) miles from Boston, Massachusetts.

     2. Duties of Employee. The Executive shall perform and discharge such
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duties as an executive officer of Sovereign as may be reasonably assigned to the
Executive from time to time by the Board of Directors or the Chief Executive Officer of Sovereign consistent with the responsibilities set forth in the job description attached as Exhibit A hereto. The Executive shall be employed as Executive Vice President and Director of Sovereign Auto Loan Company, a division of the Bank, and shall hold such other titles as may be given to him from

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time to time by the Board of Directors or the Chief Executive Officer of
Sovereign. The Executive shall devote his full time, attention and energies to the business of the Bank and shall not, during the Employment Period (as defined in Section 3 hereof), be employed or involved in any other business activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; provided, however, that this Section 2 shall not be construed as preventing the Executive from (a) investing the Executive's personal assets or
(b) being involved in any other activity with the prior approval of the Chief Executive Officer of Sovereign. Nothing in this Section 2 shall restrict the ability of Sovereign to promote the Executive or to increase his responsibilities.

     3. Term of Employment. The Executive's employment under this Agreement
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shall be for a period (the "Employment Period") commencing on the date of closing of the transactions contemplated by the Asset Purchase Agreement and ending on the date that is two (2) years subsequent thereto, provided that on the first and each subsequent annual anniversary date of the date of closing of the transactions contemplated by the Asset Purchase Agreement, and unless a party has given the other party written notice at least sixty (60) days prior to such anniversary date that such party does not agree to renew this Agreement, the term of this Agreement and the Employment Period shall be deemed renewed for a term ending two (2) years subsequent to such anniversary date, unless sooner terminated in accordance with this Section 3. Notwithstanding the foregoing, this Agreement and the Executive's employment hereunder shall terminate:

        (a) The Executive's employment under this Agreement may be terminated at any time during the Employment Period for "Cause" (as herein defined), by action of the Board of Directors of Sovereign, upon giving notice of such termination to the Executive at least thirty (30) days prior to the date of such termination. Bancorp shall deliver such notice within thirty
     (30) days of the event constituting such Cause. As used in this Agreement, "Cause" means any of the following events:

               (i) The Executive is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud, or moral turpitude, or the actual incarceration of the Executive for a period of forty-five (45) consecutive days;

               (ii) The Executive willfully fails to follow the lawful instructions of the Board of Directors or the Chief Executive Officer of Sovereign, which instructions are not inconsistent with the responsibilities set forth in the job description attached as Exhibit A hereto, as the same may be increased from time to time, after the Executive's receipt of good faith written notice of such instructions, if

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          such failure is not cured prior to the expiration of thirty days, other than a failure resulting from the Executive's incapacity because of physical or mental illness;

               (iii) The Executive willfully violates Sovereign's Code of Conduct as it may be amended from time to time (a copy of which as in effect on the date of this Agreement is attached hereto as Exhibit B) or any material banking statute or regulation or order applicable to Sovereign or the Bank; or

               (iv) The Office of Thrift Supervision or any other government regulatory agency having jurisdiction over Sovereign or the Bank recommends in writing to the Board of Directors or orders that Sovereign terminate the employment of the Executive or relieve him of his duties.

If the Executive's employment is terminated under the provisions of this Section 3(a), then all rights of the Executive under Section 4 hereof shall cease as of the effective date of such termination.

        (b) The Executive's employment under this Agreement may be terminated
     (i) at any time during the Employment Period without "Cause" (as defined in Section 3(a) hereof), by action of the Board of Directors or the Chief Executive Officer of Sovereign, upon giving notice of such termination to the Executive at least thirty (30) days prior to the date upon which such termination shall take effect or (ii) by the Executive for Good Reason (as defined in Section 5) following a Change in Control (as defined in Section
     5) as provided herein. If the Executive's employment is terminated under the provisions of this Section 3(b), then the Executive shall be entitled to receive the compensation and benefits set forth in Section 5 hereof.

          (c) If the Executive retires or dies, the Executive's employment under this Agreement shall be deemed terminated as of the date of the Executive's retirement or death, and all rights of the Executive under Section 4 hereof shall cease as of the date of such termination and any other amounts or benefits payable to the Executive shall be determined in accordance with the retirement and insurance programs of Sovereign then in effect.

          (d) If the Executive is incapacitated by accident, sickness, or otherwise so as to render the Executive mentally or physically incapable of performing the services required of the Executive under Section 2 of this

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     Agreement for a continuous period of six (6) months, then, upon the expiration of such period or at any time thereafter, by action of the Board of Directors or the Chief Executive Officer of Sovereign, the Executive's employment under this Agreement may be terminated immediately upon giving the Executive notice to that effect. If the Executive's employment is terminated under the provisions of this Section 3(d), then all rights of the Executive under Section 4 hereof shall cease as of the last business day of the week in which such termination occurs and any other amounts or benefits payable to the Executive shall be determined in accordance with the retirement and insurance programs of Sovereign then in effect.

     4.   Employment Period Compensation.
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          (a) Salary. For services performed by the Executive under this
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     Agreement, Sovereign shall pay the Executive a salary, during the
     Employment Period, at the rate of One Hundred Fifty Thousand Dollars ($150,000.00) per year, payable at the same times as salaries are payable to other executive employees of Sovereign. Sovereign will review the Executive's salary for possible increase at least annually on each anniversary date of closing the transactions contemplated by the Asset Purchase Agreement, and any and all such increases shall be deemed to constitute amendments to this Section 4(a) to reflect the increased amounts, effective as of the dates established for such increases.

          (b) Bonus. For services performed by the Executive under this
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     Agreement, Sovereign shall pay the Executive an annual bonus, during the
     Employment Period, on the annual anniversary date of closing the transactions contemplated by the Asset Purchase Agreement in such amounts and at such times as is provided pursuant to the terms of the Bank's Automotive Finance Division Executive Incentive Plan or any successor plan as shall be approved by the Board of Directors of Sovereign and in effect from time to time. The payment of any such bonuses shall not reduce or otherwise affect any other obligation of Sovereign to the Executive provided for in this Agreement. In no event shall the bonus payable to the Executive under this Section 4(b) for the initial twelve (12) months of this Agreement be less than Fifty Thousand Dollars ($50,000.00).

          (c) Stock Options. The Executive shall receive, as soon as practicable
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     following execution of this Agreement, a grant of 12,500 nonqualified stock options issuable under Sovereign's existing employee stock option plan at an exercise price determined in accordance with such plan as of the date of this Agreement. Such options shall be granted under the terms and conditions of such plan with the exception that

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     5,000 of such options shall vest only in the event that the Executive is an employee of Sovereign on the second anniversary date of the closing of the transactions contemplated by the Asset Purchase Agreement.

          (d) Other Benefits. Except as otherwise provided in Section 4(e), the
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     Executive shall be entitled to participate in Sovereign's tax-qualified employee benefit plans and the Bank shall provide the Executive, during the Employment Period, with insurance, vacation, pension, and other fringe benefits in the aggregate not less favorable than those received by other comparable executive employees of Sovereign. The benefits to be provided to the Executive as of the date of this Agreement are set forth on Exhibit C attached hereto. To the extent Sovereign or the Bank is unable to provide the Executive any of the benefits set forth on Exhibit C, Sovereign or the Bank will reimburse the Executive for the cost to obtain comparable benefits.

          (e) Certain Pension Benefits.
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               (i) Notwithstanding anything herein to the contrary, the
          Executive shall be provided, on an unfunded nonqualified deferred compensation basis, the additional pension benefit rights specified in this subsection. These additional rights are being granted in recognition of the fact that he will not otherwise be entitled to similar benefits under certain of Sovereign's tax-qualified pension benefit plans because of such plans' participation (and, possibly, vesting) provisions. Supplemental benefits provided under this subsection shall be provided pursuant to either (A) one or more of Sovereign's existing unfunded nonqualified plans, (B) one or more of such plans as they may hereafter be amended, or (C) one or more new unfunded nonqualified plans to be established for such purposes.

               (ii) The Executive shall receive past service credit, for participation and vesting purposes, for determining the defined benefit pension to which he may be directly or indirectly entitled from Sovereign. The amount of such service credit shall be equivalent to the service credit earned by him under Fleet's tax-qualified defined benefit pension plan to the date of the closing ("Closing Date") under the Asset Purchase Agreement. Regardless of the date on which he becomes a participant in Sovereign's tax-qualified defined benefit plan ("DB Plan"), he shall be entitled, at any time and from time to time after the date of this Agreement, to a nonqualified defined benefit pension payable from the general assets of Sovereign actuarially equivalent to the excess of (i) the actuarial value of the benefit to

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          which he would be entitled under the DB Plan if he had become a participant therein on the Closing Date with the Fleet past service credit referred to above, over (ii) the actual actuarial value of the benefit to which he is entitled under the DB Plan. For purposes of making such determinations, the actuarial, mortality and similar factors used by the DB Plan at any relevant time shall be the factors utilized.

               (iii) The Executive shall receive past service credit, for participation and vesting purposes, for determining the employee stock ownership plan ("ESOP") benefit to which he may be directly or indirectly entitled from Sovereign. The amount of such service credit shall be the same as the amount of service credit determined in Paragraph (ii). Regardless of the date on which he becomes a participant in Sovereign's ESOP, he shall be entitled, at any time and from time to time after the date of this Agreement, to a nonqualified benefit payable from the general assets of Sovereign equal to the excess of (i) the value of the benefit to which he would be entitled under the ESOP if he had become a participant therein on the Closing Date with the Fleet past service credit determined in Paragraph (ii), over (ii) the actual benefit to which he is entitled under the ESOP. For purposes of making such determinations, the ESOP contribution percentages generally applicable to executive employees for 1997 and 1998 shall be used, without adjustment for the fact that such percentage may have been different if he had been a participant for such year. The benefit provided under this paragraph shall be paid in cash and shall be determined by reference to the value of Sovereign common stock as of the relevant valuation date.

               (iv) All supplemental benefits calculations to be provided under this subsection shall be performed by Sovereign's actuarial consulting firm at the relevant time. Such calculations shall be subject to review and agreement by the Executive's advisors upon his request.

     5.   Resignation of the Executive for Good Reason.
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          (a) The Executive may resign for "Good Reason" (as herein defined)
     during the Employment Period without regard to the occurrence of a Change in Control (as defined in Section 5(b) hereof) (except for the event of Good Reason set forth in Section 5(a)(vii) for which the Executive may resign at any time during the two (2) year period following a Change in

     Control), as hereinafter set forth. As used in this Agreement, "Good Reason" means any of the following:

               (i) a reduction by Sovereign in the Executive's base salary except for across-the-board salary reductions similarly affecting all senior executives of Sovereign and all senior executives of any person in control of Sovereign;

               (ii) the failure by Sovereign, without the Executive's consent, to pay the Executive any portion of his current compensation except pursuant to an across-the-board compensation deferral similarly affecting all senior executives of Sovereign and all senior executives of any person in control of Sovereign, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of Sovereign, within thirty (30) days of the date such compensation is due;

               (iii) the failure by Sovereign or Sovereign to continue in effect any employee benefit plan, including any incentive compensation plan, which is material to the Executive's total compensation, unless such plan (A) is replaced by a successor plan providing substantially similar compensation and benefits (which replacement plan shall continue to be subject to this provision) or (B) terminates as a result of the normal expiration of such plan in accordance with its terms; or the taking of any other action, or the failure to act, by Sovereign which would materially adversely affect the Executive's continued participation in any of such plans, including by materially reducing the Executive's compensation opportunities or benefits in the future under any such plans;

               (iv) the failure by Sovereign to provide and credit the Executive with the number of paid vacation days to which he is entitled in accordance with Sovereign's vacation policy applicable to the Executive;

               (v) a change by Sovereign in the position of the Executive which does not represent a position commensurate in level, authority and responsibilities with, or assigning the Executive responsibilities which are materially inconsistent with, the duties and responsibilities set forth in the job description attached on Exhibit A hereto;

               (vi) Sovereign's requiring the Executive to be based anywhere more than 50 miles from Boston, Massachusetts; or

               (vii) at any time during the two (2) year period following a Change in Control, a change by Sovereign in the position of the Executive which does not represent a position commensurate in level, authority and responsibilities with, or a promotion from the Executive's position with Sovereign immediately prior to the date of the Change in Control, or assigning the Executive responsibilities which are materially inconsistent with such prior position, as determined in the good faith reasonable judgment of the Executive.

          In each case after notice in writing from the Executive to Sovereign and a period of 30 days after such notice during which Sovereign fails to correct such conduct.

          (b) As used in this Agreement, "Change in Control" means a change of control of a nature that would be required to be reported in response to
     Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as enacted and in force on the date hereof, whether or not Sovereign is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if:

               (i) Any "person" (including a group acting in concert, as the term "person" is defined in Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) becomes the "beneficial owner" (as that term is defined in Rule 13d-3, as enacted and in force on the date hereof, under the Exchange Act) of securities of Sovereign representing 25% or more of the combined voting power of Sovereign's securities then outstanding;

               (ii) there occurs a merger, consolidation or other business combination or reorganization to which Sovereign or the Bank is a party, whether or not approved in advance by the Board of Directors of Sovereign or the Bank (as the case may be) in which the members of the Board of Directors of Sovereign or the Bank (as the case may be) immediately preceding the consummation of such transaction do not constitute a majority of the members of the Board of Directors of the resulting corporation and of any parent corporation thereof immediately after the consummation of such transaction;

               (iii) there occurs a sale, exchange, transfer, or other disposition of substantially all of the assets of Sovereign or the Bank to another entity;

               (iv) there occurs a contested proxy solicitation of the stockholders of Sovereign that results in the contesting party obtaining the ability to elect candidates to a majority of the positions on Sovereign's Board of Directors next up for election; or

               (v) there occurs a tender offer for the shares of voting securities of Sovereign that results in the tender offeror obtaining securities representing 25% or more of the combined voting power of Sovereign's securities then outstanding.

     6.   Rights in Event of Termination of Employment.
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          (a) In the event that the Executive's employment is terminated by
     Sovereign without Cause during the Employment Period or the Executive terminates his employment for Good Reason, the Executive shall be entitled to receive the amounts and benefits set forth in this Section 6.

               (i) annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid;

               (ii) a lump-sum severance payment equal to the sum of the Executive's base salary in effect immediately prior to the date of termination or, if greater, immediately prior to the date of the Change in Control plus the highest of the last three annual bonuses prior to the date of termination, multiplied by 2.0;

               (iii) for a period of 24 months after the date of termination of employment, benefits equivalent to the additional benefits the Executive would have received under the qualified and nonqualified pension plans in which the Executive was participating immediately prior to termination, as if the Executive had received credit under such plans for service with the Bank during such period following the Executive's termination, with such benefits payable by Sovereign at the same times, under the same terms, and in the same manner as such benefits would have been received by the Executive under such plans;

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               (iv) a lump-sum payment equal to the present value of the
          Executive's accrued benefit, if any, which shall be fully vested at date of termination of employment, under Sovereign's supplemental, nonqualified pension plans, unless funded in a secular trust; and

               (v) for a period terminating on the earlier of 24 months following the date of termination of employment and the commencement of equivalent benefits from a new employer, maintenance in effect for the continued benefit of the Executive and his dependents of:

                    (A) all insured and self-insured medical and dental benefit plans of Sovereign in which the Executive was participating immediately prior to termination, provided that the Executive's continued participation is possible under the general terms and conditions of such plans (and any applicable funding media) and the Executive continues to pay an amount equal to the Executive's regular contribution for such participation; and

                    (B) the group life insurance and group disability insurance policies of Sovereign then in effect for the Executive;

          provided, however, that if Sovereign so elects, or if such continued participation is not possible under the general terms and conditions of such plans or under such policies, Sovereign, in lieu of the foregoing, shall arrange to have issued for the benefit of the Executive and the Executive's dependents individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those described in this paragraph (v), or, if such insurance is not available at a reasonable cost to Sovereign, shall otherwise provide the Executive and the Executive's dependents equivalent benefits (on an after-tax basis); provided further that, in no event shall the Executive be required to pay any premiums or other charges in an amount greater than that which the Executive would have paid in order to participate in Sovereign's plans and policies.

          (b) All payments required by clauses (i), (ii), and (iv) of paragraph
     (a) of this Section 6 shall be paid in cash not later than the thirtieth
     (30th) day following the date of termination of employment.

          (c) In the event of the death of the Executive, all payments hereunder due the Executive, shall be paid to his designated beneficiary or as provided in Section 14(b).

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          (d) The Executive shall not be required to mitigate the amount of any payment provided for in this section by seeking employment or otherwise nor shall the amount of any payment provided for in this Section be reduced or offset by the Executive's subsequent employment.

          (e) The Executive agrees that the amounts set forth in this Section 6 constitute the Executive's sole and exclusive remedy in the event of a termination by Sovereign of the Executive's employment without Cause or a termination by the Executive of his employment for Good Reason.

     7.   Covenant Not to Compete; Nonsolicitation.
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          (a) The Executive hereby acknowledges and recognizes the highly competitive nature of the business of Sovereign and of the Bank and accordingly agrees that, during and for the applicable period set forth in
     Section 7(c) hereof, the Executive shall not:

               (i) be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise of, any person, firm, corporation, or enterprise engaged, in an indirect consumer motor vehicle lending business or in the business of offering floor plan and automobile leasing lines of credit (the "Business") in any geographic area in which, at any time during the Employment Period, Sovereign (or any of its affiliates) conducts the Business (the "Non-Competition Area"); or

               (ii) provide financial or other assistance to any person, firm, corporation, or enterprise engaged in the Business in the Non-Competition Area; or

               (iii) engage in any of the foregoing types of business with, or solicit the sale of or sell any financial service or product relating to the Business to, any customer or client of Sovereign, including former customers or clients of the Sellers, or any Dealer (as defined in the Asset Purchase Agreement); or

               (iv) solicit or hire any employees of Sovereign or the Bank who are engaged in the Business or induce any of such employees to terminate their employment relationship with Sovereign or the Bank.

          (b) It is expressly understood and agreed that, although the Executive and Sovereign consider the restrictions contained in Section 7(a) hereof reasonable for the purpose of preserving for Sovereign and its subsidiaries their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 7(a) hereof is an unreasonable or otherwise unenforceable restriction against the Executive, the provisions of Section 7(a) hereof shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

          (c) The provisions of this Section 7 shall be applicable commencing on the date of this Agreement and ending on the date that is twelve (12) months following the Executive's termination of employment unless the Executive's employment is terminated without Cause as provided in Section 3(b) or the Executive resigns for Good Reason following a Change in Control as provided in Section 6 in which case the provisions of this Section 7 shall be applicable on the date of this Agreement and ending on the date of termination of the Executive's employment.

     8.   No Disclosure of Confidential Information.
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          (a) The Executive agrees that all customer lists, dealer lists, files and records now or hereafter used by Sovereign, including those acquired by the Bank pursuant to the Asset Purchase Agreement and those used by him in his employment by the Sellers, are the property of Sovereign and are its trade secrets. Accordingly, the Executive acknowledges that Sovereign's trade secrets as they may exist from time to time and other confidential information concerning Sovereign's business, products, technical information, sales activities, procedures, promotion, pricing techniques, business plans, customer and dealer lists and credit and financial data concerning customers are valuable, special and unique assets of Sovereign, access to and knowledge of which are essential to the performance of the Executive's duties under this Agreement. In light of the highly competitive nature of the industry in which the business of Sovereign is conducted, the Executive further agrees that all knowledge and information described in the preceding sentence not in the public domain and heretofore or in the future obtained by the Executive as a result of employment by Sovereign shall be considered confidential information. In recognition of this fact, the Executive agrees that the Executive will not, during or after the Employment Period, disclose any of such confidential information to any person or other entity for any reason or purpose whatsoever, except as necessary in the performance of the Executive's duties as an employee of or consultant to Sovereign or any of its affiliates, nor shall the Executive make use of any such confidential information for the Executive's own purposes or for the benefit of any person or other entity (except Sovereign and its affiliates, if any) under any circumstances during or after the Employment Period.

          (b) Notwithstanding the provisions of Section 8(a) of this Agreement, Sovereign acknowledges and agrees that Sovereign's trade secrets and confidential information shall not be deemed to include (1) information which was in the Executive's possession prior to the Executive's employment by Sovereign or any of its affiliates, provided such information does not include customer or dealer lists or other assets acquired by the Bank (or intended to be acquired) from the Sellers, and is not known by the Executive to be subject to another confidentiality agreement with or other obligation of secrecy to Sovereign or any of its affiliates, (2) information which becomes generally available to and known by the public other than as a result of disclosure by the Executive or (3) information which becomes generally available to the Executive on a nonconfidential basis from a source other than the Bank or any of its affiliates, provided such source is not known by the Executive to be bound by a confidentiality agreement with or other obligation of secrecy to the Bank or any of its affiliates. In addition, nothing contained herein shall be deemed to preclude the Executive from responding to requests for information or inquiries from the Office of Thrift Supervision or the Federal Deposit Insurance Corporation.

     9. Arbitration. Sovereign and the Executive recognize that in the event a
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dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement are to be submitted for resolution to the American Arbitration Association (the "Association") in Hartford, Connecticut. Sovereign, or the Executive, may initiate an arbitration proceeding at any time by giving notice to the others in accordance with the rules of the Association. The Association shall designate a single arbitrator to conduct the proceeding, but Sovereign, and the Executive, may, as a matter of right, require the substitution of a different arbitrator chosen by the Association. Each such right of substitution may be exercised only once. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the State of Connecticut but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator,

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absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, Sovereign and the Executive shall each be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein.

     10. Notices. Any notice required or permitted to be given under this
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Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to the residence of the Executive, in the case of notices to the Executive, and to the principal office of Sovereign, in the case of notices to Sovereign.

     11. Waiver. No provision of this Agreement may be modified, waived, or
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discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and an executive officer of Sovereign specifically designated by the Board of Directors of Sovereign. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     12. Assignment. This Agreement shall not be assignable by either party
         ----------
hereto, except by Sovereign to any successor in interest to the business of Sovereign.

     13. Entire Agreement; Other Arrangements Superseded. This Agreement
         -----------------------------------------------
contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes any prior agreement of the parties. Nothing contained herein shall in any way diminish amounts payable to the Executive from his former employer with respect to any retention, stay or similar bonus.

     14. Successors, Binding Agreement.
         -----------------------------
          (a) Sovereign will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of Sovereign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Sovereign would be required to perform it if no such succession had taken place. Failure by Sovereign to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of Section 6 hereof shall apply. As used in this Agreement, "Sovereign" shall mean Sovereign as hereinbefore defined and any successor to the respective business and/or assets of Sovereign as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees, and legatees. If the Executive should die while any amount is payable to the Executive under this Agreement if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee, or, if there is no such designee, to the Executive's estate.

     15. Effective Date. This Agreement shall become effective automatically
         --------------
concurrently with the closing of the transactions contemplated by the Asset Purchase Agreement and shall have no force or effect prior thereto.

     16. Validity. The invalidity or unenforceability of any provision of this
         --------
Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     17. Applicable Law, Jurisdiction. This Agreement shall be governed by and
         ----------------------------
construed in accordance with the domestic laws of the State of Connecticut without regard to its conflicts of laws principles, unless and to the extent preempted by the laws of the United States of America. Any action for enforcement of any arbitration award rendered or to compel arbitration pursuant to Section 9 shall be brought in the state or federal courts of the State of Connecticut.

     18. Headings. The headings of the Sections of this Agreement are for
         --------
convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

     19. Offset for Bank Agreement. Notwithstanding anything herein contained,
         -------------------------
any compensation, payments or benefits of any nature whatsoever payable to the Executive hereunder at any time shall be reduced and offset by the amount of any compensation, payments or benefits received by the Executive under that certain Agreement, dated the date hereof, between the Executive and the Bank.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            /S/ SOVEREIGN BANCORP, INC.

                                            /S/JOSEPH P. CAMPANELLI

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